Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Sonida Senior Living, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1) (3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(o)	(2)	(2)	(2)	—	—	—	—	—	—

Fees to Be Paid	Equity	Preferred Stock, par value $0.01 per share	457(o)	(2)	(2)	(2)	—	—	—	—	—	—

Fees to Be Paid	Equity	Depositary Shares	457(o)	(2)	(2)	(2)	—	—	—	—	—	—

Fees to Be Paid	Other	Warrants	457(o)	(2)	(2)	(2)	—	—	—	—	—	—

Fees to Be Paid	Other	Rights	457(o)	(2)	(2)	(2)	—	—	—	—	—	—

Fees to Be Paid	Other	Purchase Contracts	457(o)	(2)	(2)	(2)	—	—	—	—	—	—

Fees to Be Paid	Other	Units	457(o)	(2)	(2)	(2)	—	—	—	—	—	—

Fees to Be Paid	Unallocated (Universal) Shelf	(1)	457(o)	(2)	(2)	$34,018,230 (3)	0.00011020	$3,748.81	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.01 per share	415(a)(6)	—	—	(2)	—	—	S-3	333-237624	May 6, 2020	—

Carry Forward Securities	Equity	Preferred Stock, par value $0.01 per share	415(a)(6)	—	—	(2)	—	—	S-3	333-237624	May 6, 2020	—

Carry Forward Securities	Equity	Depositary Shares	415(a)(6)	—	—	(2)	—	—	S-3	333-237624	May 6, 2020	—

Carry Forward Securities	Other	Warrants	415(a)(6)	—	—	(2)	—	—	S-3	333-237624	May 6, 2020	—

Carry Forward Securities	Other	Rights	415(a)(6)	—	—	(2)	—	—	S-3	333-237624	May 6, 2020	—

Carry Forward Securities	Other	Purchase Contracts	415(a)(6)	—	—	(2)	—	—	S-3	333-237624	May 6, 2020	—

Carry Forward Securities	Other	Units	415(a)(6)	—	—	(2)	—	—	S-3	333-237624	May 6, 2020	—

Carry Forward Securities	Unallocated (Universal) Shelf	(3)	415(a)(6)	—	—	$115,981,770 (3)	0.0001298	—	S-3	333-237624	May 6, 2020	$15,054.43

	Total Offering Amounts					$150,000,000 (3)		$3,748.81

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$3,748.81

(1)

There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate amount of depositary shares, such indeterminate number of warrants to purchase common stock or preferred stock, such indeterminate number of rights to purchase common stock, preferred stock or warrants, and such indeterminate number of units and purchase contracts as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $150,000,000. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 of the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Omitted pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3 under the Securities Act.

(3)

Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) of the rules and regulations under the Securities Act, and based upon the maximum aggregate offering price of all securities being registered. The registrant previously paid a registration fee of $11,610 pursuant to the registrant’s registration statement on Form S-3 (No. 333-172372) declared effective by the Securities and Exchange Commission on February 28, 2011 (the “2011 Registration Statement”). Of the $100,000,000 of securities registered under the 2011 Registration Statement, none were sold. The registrant filed a registration statement on Form S-3 (No. 333-192128) declared effective by the Securities and Exchange Commission on January 6, 2014 (the “2014 Registration Statement”), registering $150,000,000 of securities, including, pursuant to Rule 415(a)(6) of the Securities Act, the $100,000,000 of unsold securities covered by the 2011 Registration Statement. The registrant paid a registration fee of $7,710 in connection with the additional $50,000,000 of securities registered under the 2014 Registration Statement. Of the $150,000,000 of securities registered pursuant to the 2014 Registration Statement, none were sold. The registrant filed a registration statement on Form S-3 (No. 333-215436) declared effective by the Securities and Exchange Commission on April 19, 2017 (the “2017 Registration Statement”), registering, pursuant to Rule 415(a)(6) of the Securities Act, the $150,000,000 of unsold securities covered by the 2014 Registration Statement. Of the $150,000,000 of securities registered under the 2017 Registration Statement, none were sold. The registrant filed a registration statement on Form S-3 (No. 333-237624) declared effective by the Securities and Exchange Commission on May 6, 2020 (the “2020 Registration Statement”), registering, pursuant to Rule 415(a)(6) of the Securities Act, the $150,000,000 of unsold securities covered by the 2017 Registration Statement. Of the $150,000,000 of securities registered under the 2020 Registration Statement, $34,018,230 were sold. This registration statement registers securities with a maximum aggregate offering price of $150,000,000, including, pursuant to Rule 415(a)(6) of the Securities Act, the $115,981,770 of unsold securities that had been previously registered under the 2020 Registration Statement (collectively, the “Unsold Securities”). The registrant paid a filing fee of $15,054.43 (calculated at the filing fee rate in effect at the time of the filing of the 2020 Registration Statement) related to the Unsold Securities. Pursuant to Rule 415(a)(6), the filing fee applicable to the Unsold Securities is hereby carried forward to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) of the Securities Act, the offering of the Unsold Securities under the 2020 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.